Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-270629 on Form S-3 of our report dated March 16, 2023, relating to the consolidated financial statements of Sight Sciences, Inc., appearing in the Annual Report on Form 10-K of Sight Sciences, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

May 22, 2023